Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-4 Nos. 333-226375 and 333-226375-01 of Petróleo Brasileiro S.A. - Petrobras (“Petrobras”) and Petrobras Global Finance B.V. of our report dated April 26, 2017 relating to the financial statements, which appears in Petrobras’s Form 20-F for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” and “Selected Financial and Operating Information” in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers Auditores Independentes
Rio de Janeiro – Brazil August 13, 2018